UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026 (May 4, 2026)

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 850, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2026, HealthStream, Inc. (the “Company”) issued a press release announcing results of operations for the first quarter ended March 31, 2026 and reaffirming guidance for the full year 2026, the text of which is set forth in Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On May 4, 2026 the Company issued a press release announcing results of operations for the first quarter ended March 31, 2026 and reaffirming guidance for the full year 2026, the text of which is set forth in Exhibit 99.1.

Item 8.01 Other Events.

On May 4, 2026, we announced that our Board of Directors declared a quarterly cash dividend under the Company's dividend policy in the amount of $0.035 per share of the Company’s outstanding common stock, which dividend will be payable on May 29, 2026 to holders of record on May 18, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*	Press release dated May 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

Exhibit Index

Exhibit Number	Description
99.1*	Press release dated May 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: May 4, 2026	By:	/s/ Scott A. Roberts
Scott A. Roberts
Chief Financial Officer